EXHIBIT 21
Subsidiaries of the Company

Subsidiary	Jurisdiction of Incorporation

3 Theatres, Inc.	Missouri
30 West Pershing, LLC	Missouri
Atlantic — EPR I	Delaware
Atlantic — EPR II	Delaware
Burbank Village, Inc.	Delaware
Burbank Village, LP	Delaware
Cantera 30 Theatre, LP	Delaware
Cantera 30, Inc.	Delaware
Crotched Mountain Properties, LLC	New Hampshire
Domus Communities, LLC	Delaware
Duncan Peak VinREIT, LLC	Delaware
EPR Canada, Inc.	Missouri
EPR Hialeah, Inc.	Missouri
EPR Metropolis Trust	Delaware
EPR North Trust	Delaware
EPR TRS Holdings, Inc.	Missouri
EPR TRS I, Inc.	Missouri
EPR TRS II, Inc.	Missouri
EPT 301, LLC	Missouri
EPT Aliso Viejo, Inc.	Delaware
EPT Arroyo, Inc.	Delaware
EPT Auburn, Inc.	Delaware
EPT Biloxi, Inc.	Delaware
EPT Boise, Inc.	Delaware
EPT Chattanooga, Inc.	Delaware
EPT Columbiana, Inc.	Delaware
EPT Crotched Mountain, Inc.	Missouri
EPT Davie, Inc.	Delaware
EPT Deer Valley, Inc.	Delaware
EPT DownREIT II, Inc.	Missouri
EPT DownREIT, Inc.	Missouri
EPT East, Inc.	Missouri
EPT Firewheel, Inc.	Delaware
EPT First Colony, Inc.	Delaware
EPT Fresno, Inc.	Delaware
EPT GCC, LLC	Delaware
EPT Gulf Pointe, Inc.	Delaware
EPT Hamilton, Inc.	Delaware
EPT Hattiesburg, Inc.	Delaware
EPT Hoffman Estates, Inc.	Delaware
EPT Huntsville, Inc.	Delaware
EPT Hurst, Inc.	Delaware
EPT Indianapolis, Inc.	Delaware

Subsidiary	Jurisdiction of Incorporation
EPT Kalamazoo, Inc.	Missouri
EPT Lafayette, Inc.	Delaware
EPT Lawrence, Inc.	Delaware
EPT Leawood, Inc.	Delaware
EPT Little Rock, Inc.	Delaware
EPT Macon, Inc.	Delaware
EPT Mad River, Inc.	Missouri
EPT Manchester, Inc.	Delaware
EPT Melbourne, Inc.	Missouri
EPT Mesa, Inc.	Delaware
EPT Mesquite, Inc.	Delaware
EPT Modesto, Inc.	Delaware
EPT Mount Attitash, Inc.	Delaware
EPT Mount Snow, Inc.	Delaware
EPT New Roc GP, Inc.	Delaware
EPT New Roc, LLC	Delaware
EPT Oakview, Inc.	Delaware
EPT Pensacola, Inc.	Missouri
EPT Pompano, Inc.	Delaware
EPT Raleigh Theatres, Inc.	Delaware
EPT Schoolhouse, LLC	Delaware
EPT Slidell, Inc.	Delaware
EPT Ski Properties, Inc.	Delaware
EPT South Barrington, Inc.	Delaware
EPT Spartanburg, Inc.	Delaware
EPT Waterparks, Inc.	Delaware
EPT White Plains, LLC	Delaware
EPT Wilmington, Inc.	Delaware
Exit 108 Entertainment, LLC	Alabama
Flik Depositor, Inc.	Delaware
Flik, Inc.	Delaware
JERIT CS Fund I, LLC	Delaware
Kanata Entertainment Holdings, Inc.	New Brunswick
LC White Plains Recreation, LLC	New York
LC White Plains Retail, LLC	New York
LCPV VinREIT, Inc.	Delaware
Megaplex Four, Inc.	Missouri
Megaplex Nine, Inc.	Missouri
Metropolis Entertainment Holdings, Inc.	New Brunswick
Mississauga Entertainment Holdings, Inc.	New Brunswick
New Roc Associates, LP	New York
Oakville Entertainment Holdings, Inc.	New Brunswick
Paso Robles VinREIT, LLC	Missouri
PGCC, LLC	Delaware
Suffolk Retail, LLC	Delaware
Tampa Veterans 24, Inc.	Delaware
Tampa Veterans 24, LP	Delaware
Theatre Sub, Inc.	Missouri

Subsidiary	Jurisdiction of Incorporation
VinREIT, LLC	Delaware
WestCol Center, LLC	Delaware
WestCol Corp.	Delaware
WestCol Holdings, LLC	Delaware
WestCol Theatre, LLC	Delaware
Westminster Promenade Owner’s Association, LLC	Colorado
Whitby Entertainment Holdings, Inc.	New Brunswick